UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 23, 2013

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

Retirement Transition Announcement

b) On August 23, 2013, Mr. Douglas A. Berthiaume, Chairman, President and Chief Executive Officer communicated his intention to retire as CEO of the Company within the next twenty-four months. Mr. Berthiaume will continue to serve as CEO of the Company until his successor is appointed. A copy of the Company’s press release disclosing this development is furnished as Exhibit 99.1 to this report.

Appointment

c) On August 23, 2013, the Board of Directors of the Company appointed Michael F. Silveira to serve as Vice President and Corporate Controller of Waters Corporation. Mr. Silveira joined the Company in 2004, most recently serving as Controller, Corporate Accounting. Prior to joining the Company in 2004, Mr. Silveira held a variety of accounting and finance positions with Astro-Med, Inc., Textron, Inc. and KPMG LLP. Mr. Silveira is a licensed Certified Public Accountant and a graduate of Providence College.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Waters Corporation press release dated August 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: August 27, 2013	By:	/s/ John Ornell
	Name:	John Ornell
	Title:	Vice President, Finance and
Administration and Chief Financial Officer